Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS FEBRUARY 2011

OPERATIONAL PERFORMANCE FOR UNITED AND CONTINENTAL

ANNOUNCES CONSOLIDATED CAPACITY REDUCTION DUE TO RISING FUEL PRICES

CHICAGO, March 7, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today reported February 2011 operational results for United Air Lines, Inc. and Continental Airlines, Inc.

United and Continental’s combined consolidated traffic (revenue passenger miles) in February 2011 decreased 1.1 percent versus pro forma February 2010 results on a consolidated capacity (available seat miles) increase of 1.8 percent. The carriers’ combined consolidated load factor in February 2011 was down 2.3 points compared to the pro forma results from the same period last year.

United and Continental’s February 2011 combined consolidated passenger revenue per available seat mile (PRASM) increased an estimated 10.5 to 11.5 percent compared to the pro forma results from February 2010, while combined mainline PRASM in February 2011 increased an estimated 11.0 to 12.0 percent compared to the pro forma results from the same period last year.

In addition, the company’s results were impacted by the required implementation of Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2009-13, Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force, which defines whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This standard has been implemented by the company prospectively as of Jan. 1, 2011, and is applied to new sales of air transportation that include a mileage credit. The standard has the effect of decreasing the value of the mileage credit component that the company defers under the deferred revenue accounting method for its frequent flyer program and, therefore, increases the passenger revenue recorded at the time the air transportation is provided. The implementation of this accounting standard is estimated to have increased the company’s year-over-year PRASM by approximately 1 point in February. For additional information regarding this accounting standard, please see the company’s Form 10-K filed with the Securities and Exchange Commission.

Consolidated Capacity Reduction

Due to the recent increase in fuel prices, the company plans to reduce consolidated capacity from its previous 2011 projections by approximately 1 percent effective with its May schedule and 4 percent effective with its September schedule. With these reductions, fourth quarter 2011 consolidated domestic capacity is expected to decrease 5 percent and consolidated international capacity is expected to increase 2 percent compared to the pro forma capacity for the same period last year. The capacity changes will be accomplished through reducing flight frequencies, indefinitely postponing the start of flights to certain markets and exiting less profitable routes.

The company now expects its full-year 2011 consolidated capacity to be roughly flat year-over-year, down from its prior guidance of up 1 to 2 percent. The company now expects full-year 2011 international capacity to be up 2.5 to 3.5 percent and full-year 2011 domestic capacity to be down 1.5 to 2.5 percent year-over-year.

Concurrent with the capacity reductions, the company is also analyzing the removal of certain less fuel-efficient aircraft from its fleet and will be taking other cost saving measures.

UAL REPORTS FEBRUARY 2011 OPERATIONAL PERFORMANCE/Page 2

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate a total of approximately 5,675 flights a day to 372 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers 21,000 daily flights to 1,160 airports in 181 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com, and follow each carrier on Twitter and Facebook.

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UAL REPORTS FEBRUARY 2011 OPERATIONAL PERFORMANCE/Page 3

Preliminary Operational Results

	February				Year-to-Date
	2011	2010 Pro Forma	Change		2011	2010 Pro Forma	Change

REVENUE PASSENGER MILES (000)
Domestic	6,424,225	6,607,768	(2.8)%		13,406,595	13,753,001	(2.5)%

International	5,653,813	5,542,694	2.0%		12,653,210	12,348,615	2.5%
Atlantic	2,267,985	2,228,054	1.8%		5,040,068	5,033,055	0.1%
Pacific	2,162,551	2,065,298	4.7%		4,880,384	4,572,682	6.7%
Latin America	1,223,277	1,249,342	(2.1)%		2,732,758	2,742,878	(0.4)%

Mainline	12,078,038	12,150,462	(0.6)%		26,059,805	26,101,616	(0.2)%
Regional	1,669,250	1,755,389	(4.9)%		3,523,675	3,579,130	(1.5)%
Consolidated	13,747,288	13,905,851	(1.1)%		29,583,480	29,680,746	(0.3)%

AVAILABLE SEAT MILES (000)
Domestic	8,007,610	8,186,109	(2.2)%		16,814,635	17,314,354	(2.9)%

International	7,764,648	7,226,037	7.5%		16,668,626	15,775,615	5.7%
Atlantic	3,416,621	3,085,889	10.7%		7,213,606	6,748,559	6.9%
Pacific	2,712,905	2,577,889	5.2%		5,910,010	5,615,172	5.3%
Latin America	1,635,122	1,562,259	4.7%		3,545,010	3,411,884	3.9%

Mainline	15,772,258	15,412,146	2.3%		33,483,261	33,089,969	1.2%
Regional	2,306,722	2,350,505	(1.9)%		4,915,542	4,919,995	(0.1)%
Consolidated	18,078,980	17,762,651	1.8%		38,398,803	38,009,964	1.0%

PASSENGER LOAD FACTOR
Domestic	80.2%	80.7%	(0.5)	pts	79.7%	79.4%	0.3	pts

International	72.8%	76.7%	(3.9)	pts	75.9%	78.3%	(2.4)	pts
Atlantic	66.4%	72.2%	(5.8)	pts	69.9%	74.6%	(4.7)	pts
Pacific	79.7%	80.1%	(0.4)	pts	82.6%	81.4%	1.2	pts
Latin America	74.8%	80.0%	(5.2)	pts	77.1%	80.4%	(3.3)	pts

Mainline	76.6%	78.8%	(2.2)	pts	77.8%	78.9%	(1.1)	pts
Regional	72.4%	74.7%	(2.3)	pts	71.7%	72.7%	(1.0)	pts
Consolidated	76.0%	78.3%	(2.3)	pts	77.0%	78.1%	(1.1)	pts

ONBOARD PASSENGERS (000)
Mainline	6,667	6,870	(3.0)%		14,047	14,371	(2.3)%
Regional	2,999	3,134	(4.3)%		6,286	6,409	(1.9)%
Consolidated	9,666	10,004	(3.4)%		20,333	20,780	(2.2)%

CARGO REVENUE TON MILES (000)
Total	216,176	223,494	(3.3)%		435,145	449,251	(3.1)%

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UAL REPORTS FEBRUARY 2011 OPERATIONAL PERFORMANCE/Page 4

Preliminary Financial Results

	Change
January 2011 year-over-year consolidated PRASM change	10.3	Percent
January 2011 year-over-year mainline PRASM change	11.0	Percent
February 2011 estimated year-over-year consolidated PRASM change	10.5 – 11.5	Percent
February 2011 estimated year-over-year mainline PRASM change	11.0 – 12.0	Percent
February 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	2.74	Dollars
First Quarter 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	2.77	Dollars

Preliminary February Operational Results for United and Continental

United Airlines	2011	2010	Change
On-Time Performance[1]	79.3%	79.5%	(0.2	)pts
Completion Factor[2]	96.4%	94.5%	1.9	pts

Continental Airlines	2011	2010	Change
On-Time Performance[1]	75.5%	75.0%	0.5	pts
Completion Factor[2]	95.5%	95.4%	0.1	pts

1 Department of Transportation Arrivals within 14 minutes

2 Mainline Completion Percentage

Safe Harbor Statement

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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